WESTSIDE RIDGE - FLORIDA

GLEN LAUREL - NORTH CAROLINA

SEAPORT - CONNECTICUT

CIDER MILL CROSSINGS - MICHIGAN

Press Release & Supplemental Operating & Financial Data

FOURTH QUARTER 2016

SUN

SUN COMMUNITIES, INC.

NEWS RELEASE
February 23, 2017

Sun Communities, Inc. Reports 2016 Fourth Quarter Results

Southfield, Michigan, February 23, 2017 – Sun Communities, Inc. (NYSE: SUI) (the "Company"), a real estate investment trust ("REIT") that owns and operates, or has an interest in, manufactured housing ("MH") and recreational vehicle ("RV") communities, today reported its fourth quarter results.

Financial Results for the Quarter and Year Ended December 31, 2016

For the quarter ended December 31, 2016, total revenues increased $50.4 million, or 30.0 percent, to $218.6 million compared to $168.2 million for the same period in 2015. Net loss attributable to Common Stockholders was $1.6 million, or $0.02 per diluted common share, as compared to net income attributable to Common Stockholders of $89.4 million, or $1.56 per diluted common share, for the same period in 2015.

For the year ended December 31, 2016, total revenues increased $159.1 million, or 23.6 percent, to $833.8 million compared to $674.7 million for the same period in 2015. Net income attributable to Common Stockholders for the year ended December 31, 2016 was $17.4 million, or $0.26 per diluted common share, as compared to $137.3 million, or $2.52 per diluted common share, for the same period in 2015.

Non-GAAP Financial Measures and Portfolio Performance

•
For the quarter ended December 31, 2016, Funds from Operations ("FFO")(1) excluding certain items was $0.91 per diluted share and OP unit ("Share") as compared to $0.81 in the prior year, an increase of 12.3 percent.

•	For the year ended December 31, 2016, FFO(1) excluding certain items was $3.79 per Share as compared to $3.63 in the prior year, an increase of 4.4 percent.

•	Home sales increased by 27.8 percent as compared to the year ended December 31, 2015.

•	Revenue producing sites increased by 301 sites for the quarter bringing total portfolio occupancy to 96.2 percent, up 120 basis points from year end 2015.

•	For the quarter, same community Net Operating Income ("NOI")(1) increased by 9.1 percent as compared to the three months ended December 31, 2015.

“Sun’s most recent results demonstrate the ongoing power of our platform.  We achieved industry leading internal growth,  increased or maintained occupancy for the 20th consecutive quarter and sold a record number of homes into our communities, while integrating our largest acquisition to date,” said Gary A. Shiffman, Chairman and Chief Executive Officer.  “As we proceed through 2017, we are keenly focused on continuing to deliver exceptional results to our shareholders.  Along with continuing to drive NOI growth from our core portfolio, we anticipate the most meaningful opportunities will come from value-add assets that we can reposition to deliver superior returns over the long term.   Sun is well positioned to continue our track record of value creation.”

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OPERATING HIGHLIGHTS

Community Occupancy

Total portfolio occupancy increased to 96.2 percent at December 31, 2016 from 95.0 percent at December 31, 2015. During the fourth quarter of 2016, revenue producing sites increased by 301 sites, as compared to 548 revenue producing sites gained in the fourth quarter of 2015.

Revenue producing sites gained during the year ended December 31, 2016 were 1,686 as compared to 1,905 revenue producing sites gained for the same period in 2015.

Same Community Results

For the 219 communities owned throughout 2016 and 2015, fourth quarter 2016 total revenues increased 6.2 percent and total expenses decreased 0.9 percent, resulting in an increase in NOI(1) of 9.1 percent over the fourth quarter of 2015.  Same community occupancy increased to 96.6 percent at December 31, 2016 from 94.7 percent at December 31, 2015.

For the year ended December 31, 2016, total revenues increased 6.1 percent and total expenses increased 3.7 percent, resulting in an increase in NOI(1) of 7.1 percent over the year ended December 31, 2015.

Home Sales

Total homes sales were 762 for the fourth quarter of 2016 as compared to 738 total homes sold during the same period in 2015.

During the year ended December 31, 2016, the Company sold 3,172 homes as compared to the 2,483 homes sold during the same period ending 2015, resulting in an additional 689 homes sold during 2016, or a 27.8 percent increase.

Rental homes sales, which are included in total home sales, were 231 and 297 for the three months ended and 1,089 and 908 for the year ended December 31, 2016 and 2015, respectively.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY

Debt Transactions

During the quarter ended December 31, 2016, the Company completed a $58.5 million secured borrowing that bears interest at a fixed rate of 3.33 percent and has a seven-year term. The Company repaid mortgage loans totaling $79.1 million in the fourth quarter and $28.9 million subsequent to year end, substantially addressing all of its 2017 maturities.

As of December 31, 2016, the Company had approximately $3.1 billion of debt outstanding. The weighted average interest rate was 4.48 percent and the weighted average maturity was 8.5 years. The Company had $8.2 million of unrestricted cash on hand. At period-end the Company’s net debt to trailing twelve month EBITDA(1) ratio was 7.5 times.

Equity Transactions

During the fourth quarter of 2016 and in January 2017, the Company sold 300,000 shares of common stock through its At-the-Market equity sales program at a weighted average price of $76.43 per share. Net proceeds from the sales were $22.6 million.

PORTFOLIO ACTIVITY

Acquisitions (2)

As noted in its third quarter earnings release, the Company acquired two communities shortly after September 30, 2016, for total consideration of $9.8 million. These communities, located in Colorado and New York, contain 495 RV sites and have expansion potential of approximately 350 sites.

Additionally, during the fourth quarter, the Company acquired a community adjacent to one of its existing communities in Florida, for consideration of $3.4 million. This community has 178 RV sites.

These communities are located in high demand destination locations and will undergo repositioning or expansion activities to fully realize the inherent value in the zoned and entitled land that was previously under-managed or under-utilized.

GUIDANCE 2017

The Company estimates full year 2017 FFO(1) per Share to be in the range of $4.16 to $4.24 per Share and the first quarter 2017 to be in the range of $1.06 to $1.08 per Share. Guidance does not include prospective acquisitions or capital markets activity.

Total Portfolio

Number of communities:	341	341

	2017 Guidance	2016 Actual
	(in Millions)	(in Millions)	% Change
MH Revenues	$479.3 - $479.9
RV Seasonal/Annual	109.0 - 109.5
RV Transient	74.5 - 75.1
Other Revenue	69.0 - 69.5
Income from real property	$731.8 - $734.0	$620.9	17.9% - 18.2%
Real estate taxes	52.7 - 52.6	44.3	19.0% - 18.7%
Property operating and maintenance	208.0 - 205.6	173.3	20.0% - 18.6%
Total property operating expenses	$260.7 - $258.2	$217.6	19.8% - 18.7%
Net operating income ("NOI")(1)	$471.1 - $475.8	$403.3	16.8% - 18.0%

	2017 Guidance	2016 Actual
	(in Millions, except share data)	(in Millions, except share data)	% Change
Rental program, net	$25.9 - $26.0	$23.5	10.2% - 10.6%
Home sales gross profit	32.0 - 32.8	30.1	6.3% - 9.0%
Ancillary revenues, net	10.7 - 10.8	10.0	7.0% - 8.0%
Interest, brokerage commissions, and other revenues, net	24.4 - 24.5	21.2	15.1% - 15.6%
Home selling expenses	13.0 - 12.9	9.7	34.0% - 33.0%
General and administrative	72.7 - 72.0	64.1	13.4% - 12.3%

Weighted average common shares outstanding, fully diluted	78.1

Q1 FFO(1) per Share	$1.06 - $1.08
2017 FFO(1) per Share	$4.16 - $4.24

Supplementary Information:

	1Q17	2Q17	3Q17	4Q17
Seasonality of FFO(1)	25.5%	22.3%	28.3%	23.9%

2017
New home sales volume	470 - 485
Pre-owned home sales volume	3,000 - 3,100
Increase in revenue producing sites	2,600 - 2,800
Weighted average monthly rent increase	3.6%
Gross profit from rental home sales included above (non-FFO) (in millions)	$15.6

Same Community Portfolio:

Number of communities	231	231

	2017 Guidance	2016 Actual
	(in Millions)	(in Millions)	% Change
MH revenues	$401.9 - $402.4
RV seasonal/annual	54.1 - 54.3
RV transient	47.3 - 47.6
Other revenue	28.7 - 28.9
Income from real property	$532.0 - $533.2	$504.0	5.6% - 5.8%
Real estate taxes	39.1 - 39.0	36.8	6.3% - 6.0%
Property operating and maintenance	112.2 - 112.1	109.3	2.7% - 2.6%
Total property operating expenses	$151.3 - $151.1	$146.1	3.6% - 3.4%
Net operating income ("NOI")(1)	$380.7 - $382.1	$357.9	6.4% - 6.8%

The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. The estimates and assumptions are forward looking based on the Company's current assessment of economic and market conditions, as well as other risks outlined below under the caption "Forward-Looking Statements."

EARNINGS CONFERENCE CALL

A conference call to discuss fourth quarter operating results will be held on Thursday, February 23, 2017 at 11:00 A.M. (ET). To participate, call toll-free 877-407-4018. Callers outside the U.S. or Canada can access the call at 201-689-8471. A replay will be available following the call through March 9, 2017 and can be accessed toll-free by calling 844-512-2921 or by calling 412-317-6671. The Conference ID number for the call and the replay is 13652683. The conference call will be available live on Sun Communities' website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a REIT that, as of December 31, 2016, owned or had an interest in a portfolio of 341 communities comprising approximately 117,000 developed sites in 29 states and Ontario, Canada.

For more information about Sun Communities, Inc., please visit the website at www.suncommunities.com.

CONTACT

Please address all inquiries to our investor relations department at our website www.suncommunities.com, by phone (248) 208-2500, by email investorrelations@suncommunities.com or by mail Sun Communities, Inc. Attn: Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

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Forward-Looking Statements

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as "will," "may," "could," "expect," "anticipate," "believes," "intends," "should," "plans," "estimates," "approximate," "guidance," and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company's control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, the performance of recent acquisitions, the ability to integrate future acquisitions smoothly and efficiently, changes in market rates of interest, changes in foreign currency exchange rates, the ability of manufactured home buyers to obtain financing and the level of repossessions by manufactured home lenders. Further details of potential risks that may affect the Company are described in our periodic reports filed with the U.S. Securities and Exchange Commission, including in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Investor Information

RESEARCH COVERAGE

	BMO Capital Markets	Paul Adornato
(212) 885-4170
paul.adornato@bmo.com

	Citi Research	Michael Bilerman/Nicholas Joseph
(212) 816-1383
michael.bilerman@citi.com
nicholas.joseph@citi.com

	Evercore ISI	Steve Sakwa
(212) 446-9462
steve.sakwa@evercoreisi.com

Gwen Clark
(212) 446-5611
gwen.clark@evercoreisi.com

	Green Street Advisors	Ryan Burke
(949) 640-8780
rburke@greenstreetadvisors.com

	Robert W. Baird & Co.	Drew Babin
(610) 238-6634
dbabin@rwbaird.com

	Wells Fargo	Todd Stender
(562) 637-1371
todd.stender@wellsfargo.com

INQUIRIES

Sun Communities welcomes questions or comments from stockholders, analysts, investment managers, media, or any prospective investor. Please address all inquiries to our Investor Relations department.

	At Our Website	www.suncommunities.com

	By Email	investorrelations@suncommunities.com

	By Phone	(248) 208-2500

4th Quarter 2016 Supplemental Information     1          Sun Communities, Inc.

Portfolio Overview
(As of December 31, 2016)

4,868
473
226
426
548
24,716
1,521
1,717
680
149
324
5,375
413
1,652
3,402
2,913
1,277
3,002
916
1,215
2,483
976
698
4,614
237
672
418
7,593
1,049
42,823

Number of Sites: **117,376**

Headquarters

4th Quarter 2016 Supplemental Information     2          Sun Communities, Inc.

Balance Sheets
(amounts in thousands)

	Quarter Ended
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
ASSETS:
Land	$1,027,976	$1,072,964	$458,349	$456,380	$451,340
Land improvements and buildings	4,825,043	4,682,920	5,294,663	3,586,969	3,535,909
Rental homes and improvements	489,633	485,340	477,875	469,217	460,480
Furniture, fixtures and equipment	130,127	125,603	107,123	104,855	102,746
Land held for future development	23,560	23,497	23,497	23,047	23,047
Investment property	6,496,339	6,390,324	6,361,507	4,640,468	4,573,522
Accumulated depreciation	(1,026,858)	(977,486)	(928,882)	(889,941)	(852,407)
Investment property, net	5,469,481	5,412,838	5,432,625	3,750,527	3,721,115
Cash and cash equivalents	8,164	69,829	31,441	410,408	45,086
Inventory of manufactured homes	21,632	24,147	29,044	16,636	14,828
Notes and other receivables, net	81,179	87,856	76,466	54,124	47,972
Collateralized receivables, net (3)	143,870	143,888	144,017	142,944	139,768
Other assets, net	146,450	166,148	109,598	188,247	213,030
Total assets, net	$5,870,776	$5,904,706	$5,823,191	$4,562,886	$4,181,799
LIABILITIES:
Mortgage loans payable	$2,819,567	$2,854,831	$2,792,021	$2,114,818	$2,125,267
Secured borrowings (3)	144,477	144,522	144,684	143,664	140,440
Preferred OP units - mandatorily redeemable	45,903	45,903	45,903	45,903	45,903
Lines of credit	100,095	57,737	357,721	58,065	24,687
Distributions payable	51,896	51,100	47,992	45,351	41,265
Other liabilities	279,667	275,650	257,423	184,102	184,859
Total liabilities	3,441,605	3,429,743	3,645,744	2,591,903	2,562,421
Series A-4 preferred stock	50,227	50,227	50,227	61,732	61,732
Series A-4 preferred OP units	16,717	19,906	20,266	20,762	21,065
STOCKHOLDERS' EQUITY:
Series A preferred stock	34	34	34	34	34
Common stock	732	730	686	646	584
Additional paid-in capital	3,321,441	3,313,905	2,980,382	2,706,657	2,319,314
Accumulated other comprehensive loss	(3,181)	(4,876)	1	—	—
Distributions in excess of accumulated earnings	(1,023,415)	(975,511)	(947,988)	(896,896)	(864,122)
Total SUI stockholders' equity	2,295,611	2,334,282	2,033,115	1,810,441	1,455,810
Noncontrolling interests:
Common and preferred OP units	69,598	73,284	76,166	80,018	82,538
Consolidated variable interest entities	(2,982)	(2,736)	(2,327)	(1,970)	(1,767)
Total noncontrolling interest	66,616	70,548	73,839	78,048	80,771
Total stockholders' equity	2,362,227	2,404,830	2,106,954	1,888,489	1,536,581
Total liabilities & stockholders' equity	$5,870,776	$5,904,706	$5,823,191	$4,562,886	$4,181,799

4th Quarter 2016 Supplemental Information     3          Sun Communities, Inc.

Statements of Operations
(amounts in thousands, except per share amounts)

	Quarter Ended
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
REVENUES:
Income from real property (excluding transient revenue)	$156,533	$158,020	$129,117	$119,084	$117,604
Transient revenue	10,824	26,304	10,884	10,151	5,568
Revenue from home sales	28,520	31,211	26,039	24,737	25,169
Rental home revenue	12,084	12,031	11,957	11,708	11,756
Ancillary revenues	4,982	16,446	7,383	4,613	3,576
Interest	4,791	4,705	4,672	3,945	4,074
Brokerage commissions and other revenues, net	900	984	747	406	491
Total revenues	218,634	249,701	190,799	174,644	168,238

EXPENSES:
Property operating and maintenance	47,917	57,089	37,067	31,201	33,360
Real estate taxes	12,184	12,384	10,153	9,585	8,683
Cost of home sales	21,617	21,935	18,684	18,184	19,296
Rental home operating and maintenance	6,657	6,350	5,411	5,876	6,841
Ancillary expenses	4,728	9,449	5,599	3,649	3,888
Home selling expenses	2,504	2,643	2,460	2,137	2,079
General and administrative	17,177	16,575	16,543	13,792	10,511
Transaction costs	4,023	4,191	20,979	2,721	4,653
Depreciation and amortization	62,205	61,483	49,670	48,412	47,530
Extinguishment of debt	1,127	—	—	—	—
Interest	30,641	33,800	28,428	26,294	28,066
Interest on mandatorily redeemable preferred OP units	789	789	787	787	790
Total expenses	211,569	226,688	195,781	162,638	165,697
Income / (loss) before other items	7,065	23,013	(4,982)	12,006	2,541
Other expenses, net (4)	(5,848)	—	—	—	—
Gain on disposition of properties, net	—	—	—	—	98,430
Current tax (expense) / benefit	(116)	(283)	(56)	(228)	71
Deferred tax benefit / (expense)	400	—	—	—	(1,000)
Income from affiliate transactions	—	500	—	—	—
Net income / (loss)	1,501	23,230	(5,038)	11,778	100,042
Less: Preferred return to preferred OP units	(1,213)	(1,257)	(1,263)	(1,273)	(1,281)
Less: Amounts attributable to noncontrolling interests	310	(879)	695	(276)	(6,922)
Less: Preferred stock distribution	(2,198)	(2,197)	(2,197)	(2,354)	(2,440)
NET (LOSS) / INCOME ATTRIBUTABLE TO SUI	$(1,600)	$18,897	$(7,803)	$7,875	$89,399
Weighted average common shares outstanding:
Basic	72,277	68,655	64,757	57,736	56,181
Diluted	72,685	69,069	64,757	58,126	57,639
Earnings / (loss) per share:
Basic	$(0.02)	$0.27	$(0.12)	$0.14	$1.57
Diluted	$(0.02)	$0.27	$(0.12)	$0.14	$1.56

4th Quarter 2016 Supplemental Information     4          Sun Communities, Inc.

Statements of Operations - Quarter to Date Comparison
(amounts in thousands, except per share amounts)

	Three Months Ended December 31,
	2016	2015	Change	% Change
REVENUES:
Income from real property (excluding transient revenue)	$156,533	$117,604	$38,929	33.1%
Transient revenue	10,824	5,568	5,256	94.4%
Revenue from home sales	28,520	25,169	3,351	13.3%
Rental home revenue	12,084	11,756	328	2.8%
Ancillary revenues	4,982	3,576	1,406	39.3%
Interest	4,791	4,074	717	17.6%
Brokerage commissions and other revenues, net	900	491	409	83.3%
Total revenues	218,634	168,238	50,396	30.0%

EXPENSES:
Property operating and maintenance	47,917	33,360	14,557	43.6%
Real estate taxes	12,184	8,683	3,501	40.3%
Cost of home sales	21,617	19,296	2,321	12.0%
Rental home operating and maintenance	6,657	6,841	(184)	(2.7)%
Ancillary expenses	4,728	3,888	840	21.6%
Home selling expenses	2,504	2,079	425	20.4%
General and administrative	17,177	10,511	6,666	63.4%
Transaction costs	4,023	4,653	(630)	(13.5)%
Depreciation and amortization	62,205	47,530	14,675	30.9%
Extinguishment of debt	1,127	—	1,127	N/A
Interest	30,641	28,066	2,575	9.2%
Interest on mandatorily redeemable preferred OP units	789	790	(1)	(0.1)%
Total expenses	211,569	165,697	45,872	27.7%
Income before other items	7,065	2,541	4,524	178.0%
Other expenses, net (4)	(5,848)	—	(5,848)	N/A
Gain on disposition of properties, net	—	98,430	(98,430)	(100.0)%
Current tax (expense) / benefit	(116)	71	(187)	(263.4)%
Deferred tax benefit / (expense)	400	(1,000)	1,400	(140.0)%
Net income	1,501	100,042	(98,541)	(98.5)%
Less: Preferred return to preferred OP units	(1,213)	(1,281)	68	5.3%
Less: Amounts attributable to noncontrolling interests	310	(6,922)	7,232	104.5%
Less: Preferred stock distribution	(2,198)	(2,440)	242	9.9%
NET (LOSS) / INCOME ATTRIBUTABLE TO SUI	$(1,600)	$89,399	$(90,999)	(101.8)%
Weighted average common shares outstanding:
Basic	72,277	56,181	16,096	28.7%
Diluted	72,685	57,639	15,046	26.1%
Earnings / (loss) per share:
Basic	$(0.02)	$1.57	$(1.59)	(101.3)%
Diluted	$(0.02)	$1.56	$(1.58)	(101.3)%

4th Quarter 2016 Supplemental Information     5          Sun Communities, Inc.

Statements of Operations - Year to Date Comparison
(amounts in thousands, except per share amounts)

	Year Ended December 31,
	2016	2015	Change	% Change
REVENUES:
Income from real property (excluding transient revenue)	$562,754	$467,114	$95,640	20.5%
Transient revenue	58,163	38,964	19,199	49.3%
Revenue from home sales	110,507	79,728	30,779	38.6%
Rental home revenue	47,780	46,236	1,544	3.3%
Ancillary revenues	33,424	24,532	8,892	36.3%
Interest	18,113	15,938	2,175	13.7%
Brokerage commissions and other revenues, net	3,037	2,219	818	36.9%
Total revenues	833,778	674,731	159,047	23.6%

EXPENSES:
Property operating and maintenance	173,274	135,797	37,477	27.6%
Real estate taxes	44,306	34,714	9,592	27.6%
Cost of home sales	80,420	58,941	21,479	36.4%
Rental home operating and maintenance	24,294	24,956	(662)	(2.7)%
Ancillary expenses	23,425	17,519	5,906	33.7%
Home selling expenses	9,744	7,476	2,268	30.3%
General and administrative	64,087	47,455	16,632	35.1%
Transaction costs	31,914	17,803	14,111	79.3%
Depreciation and amortization	221,770	177,637	44,133	24.8%
Extinguishment of debt	1,127	2,800	(1,673)	(59.8)%
Interest	119,163	107,659	11,504	10.7%
Interest on mandatorily redeemable preferred OP units	3,152	3,219	(67)	(2.1)%
Total expenses	796,676	635,976	160,700	25.3%
Income before other items	37,102	38,755	(1,653)	(4.3)%
Other expenses, net (4)	(5,848)	—	(5,848)	N/A
Gain on disposition of properties, net	—	125,376	(125,376)	(100.0)%
Current tax expense	(683)	(158)	(525)	(332.3)%
Deferred tax benefit / (expense)	400	(1,000)	1,400	140.0%
Income from affiliate transactions	500	7,500	(7,000)	(93.3)%
Net income	31,471	170,473	(139,002)	(81.5)%
Less: Preferred return to preferred OP units	(5,006)	(4,973)	(33)	(0.7)%
Less: Amounts attributable to noncontrolling interests	(150)	(10,054)	9,904	98.5%
Less: Preferred stock distribution	(8,946)	(13,793)	4,847	35.1%
Less: Preferred stock redemption costs	—	(4,328)	4,328	N/A
NET INCOME ATTRIBUTABLE TO SUI	$17,369	$137,325	$(119,956)	(87.4)%
Weighted average common shares outstanding:
Basic	65,856	53,686	$12,170	22.7%
Diluted	66,321	53,702	$12,619	23.5%
Earnings per share:
Basic	$0.27	$2.53	$(2.26)	(89.3)%
Diluted	$0.26	$2.52	$(2.26)	(89.7)%

4th Quarter 2016 Supplemental Information     6          Sun Communities, Inc.

Summary of Securities Outstanding as of December 31, 2016
(units/stock/shares in thousands)

	Number of Units/Stock/Shares Outstanding	Conversion Rate	If Converted	Issuance Price per unit	Annual Distribution Rate
Convertible Securities
Series A-1 preferred OP Units	367	2.4390	895	$100	6.0%
Series A-3 preferred OP Units	40	1.8605	74	$100	4.5%
Series A-4 preferred OP Units	634	0.4444	282	$25	6.5%
Series C preferred OP Units	333	1.1100	370	$100	4.0%
Common OP Units	2,759	1.0000	2,759	N/A	Mirrors the Common Share distributions
Series A-4 cumulative convertible Preferred Stock	1,682	0.4444	747	$25	6.5%

Non-Convertible Securities
Preferred Stock ( SUI-PrA)	3,400	N/A	N/A	$25	7.125%

Common Shares	73,206	N/A	N/A	N/A	$2.60*
* Annual distribution is based on the last quarter distribution annualized.

4th Quarter 2016 Supplemental Information     7          Sun Communities, Inc.

Reconciliations to Non-GAAP Financial Measures

4th Quarter 2016 Supplemental Information     8          Sun Communities, Inc.

Reconciliation of Net (Loss) Income Attributable to Sun Communities, Inc. Common Stockholders to Funds from Operations
(amounts in thousands except for per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net (loss) income attributable to Sun Communities, Inc. common stockholders	$(1,600)	$89,399	$17,369	$137,325
Adjustments:
Preferred return to preferred OP units	604	631	2,462	2,612
Amounts attributable to noncontrolling interests	(296)	6,941	(41)	9,644
Depreciation and amortization	62,351	47,801	221,576	178,048
Gain on disposition of properties, net	—	(98,430)	—	(125,376)
Gain on disposition of assets, net	(3,487)	(3,060)	(15,713)	(10,125)
Funds from operations ("FFO") attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (6)	57,572	43,282	225,653	192,128
Adjustments:
Transaction costs	4,023	4,653	31,914	17,803
Other acquisition related costs (5)	1,861	—	3,328	—
Income from affiliate transactions	—	—	(500)	(7,500)
Foreign currency exchange (4)	5,005	—	5,005	—
Contingent liability re-measurement (4)	181	—	181	—
Gain on acquisition of property (4)	(510)	—	(510)	—
Hurricane related costs (4)	1,172	—	1,172	—
Preferred stock redemption costs	—	—	—	4,328
Extinguishment of debt	1,127	—	1,127	2,800
Debt premium write-off	(839)	—	(839)	—
Deferred tax (benefit) expense	(400)	1,000	(400)	1,000
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities excluding certain items (1) (6)	$69,192	$48,935	$266,131	$210,559

Weighted average common shares outstanding - basic:	72,277	56,181	65,856	53,686
Add:
Common stock issuable upon conversion of stock options	1	13	8	16
Restricted stock	407	423	457	411
Common OP units	2,793	2,863	2,844	2,803
Common stock issuable upon conversion of Series A-1 preferred OP units	901	947	925	988
Common stock issuable upon conversion of Series A-3 preferred OP units	75	75	75	75
Weighted average common shares outstanding - fully diluted	76,454	60,502	70,165	57,979

FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (6) per share - fully diluted	$0.75	$0.72	$3.22	$3.31
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (6) per share excluding certain items - fully diluted	$0.91	$0.81	$3.79	$3.63

4th Quarter 2016 Supplemental Information     9          Sun Communities, Inc.

Reconciliation of Recurring EBITDA to Net (Loss) Income Attributable to Sun Communities, Inc. Common Stockholders
(amounts in thousands)

The following table reconciles Recurring EBITDA to consolidated net (loss) income:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
RECURRING EBITDA (1)	$105,850	$83,580	$414,228	$347,873
Interest	30,641	28,066	119,163	107,659
Interest on mandatorily redeemable preferred OP units	789	790	3,152	3,219
Depreciation and amortization	62,205	47,530	221,770	177,637
Extinguishment of debt	1,127	—	1,127	2,800
Transaction costs	4,023	4,653	31,914	17,803
Gain on disposition of properties, net	—	(98,430)	—	(125,376)
Other expenses, net	5,848	—	5,848	—
Current tax expense / (benefit)	116	(71)	683	158
Deferred tax (benefit) / expense	(400)	1,000	(400)	1,000
Income from affiliate transactions	—	—	(500)	(7,500)
Net income	1,501	100,042	31,471	170,473
Less: Preferred return to preferred OP units	1,213	1,281	5,006	4,973
Less: Amounts attributable to noncontrolling interests	(310)	6,922	150	10,054
Net income attributable to Sun Communities, Inc.	598	91,839	26,315	155,446
Less: Preferred stock distributions	2,198	2,440	8,946	13,793
Less: Preferred stock redemption costs	—	—	—	4,328
Net (loss) / income attributable to Sun Communities, Inc., common stockholders	$(1,600)	$89,399	$17,369	$137,325

4th Quarter 2016 Supplemental Information     10          Sun Communities, Inc.

Reconciliation of Net Operating Income to Net (Loss) Income Attributable to Sun Communities, Inc. Common Stockholders
(amounts in thousands)

The following table reconciles net operating income to consolidated net (loss) income:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Real Property NOI	$107,256	$81,129	$403,337	$335,567
Rental Program NOI	20,863	20,427	85,086	83,232
Home Sales NOI/Gross Profit	6,903	5,873	30,087	20,787
Ancillary NOI/Gross Profit (Loss)	254	(312)	9,999	7,013
Site rent from Rental Program (included in Real Property NOI) (7)	(15,436)	(15,512)	(61,600)	(61,952)
NOI/Gross profit	119,840	91,605	466,909	384,647
Adjustments to arrive at net (loss) income:
Other revenues	5,691	4,565	21,150	18,157
Home selling expenses	(2,504)	(2,079)	(9,744)	(7,476)
General and administrative	(17,177)	(10,511)	(64,087)	(47,455)
Transaction costs	(4,023)	(4,653)	(31,914)	(17,803)
Depreciation and amortization	(62,205)	(47,530)	(221,770)	(177,637)
Extinguishment of debt	(1,127)	—	(1,127)	(2,800)
Interest expense	(31,430)	(28,856)	(122,315)	(110,878)
Other expenses, net	(5,848)	—	(5,848)	—
Gain on disposition of properties, net	—	98,430	—	125,376
Current tax (expense) / benefit	(116)	71	(683)	(158)
Deferred tax benefit / (expense)	400	(1,000)	400	(1,000)
Income from affiliate transactions	—	—	500	7,500
Net income	1,501	100,042	31,471	170,473
Less: Preferred return to preferred OP units	1,213	1,281	5,006	4,973
Less: Amounts attributable to noncontrolling interests	(310)	6,922	150	10,054
Net income attributable to Sun Communities, Inc.	598	91,839	26,315	155,446
Less: Preferred stock distributions	2,198	2,440	8,946	13,793
Less: Preferred stock redemption costs	—	—	—	4,328
Net (loss) / income attributable to Sun Communities, Inc. common stockholders	$(1,600)	$89,399	$17,369	$137,325

4th Quarter 2016 Supplemental Information     11          Sun Communities, Inc.

Non-GAAP and Other Financial Measures

4th Quarter 2016 Supplemental Information     12          Sun Communities, Inc.

Financial Highlights
(amounts in thousands, except per share data)

	Quarter Ended
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
OPERATING INFORMATION
Total revenues	$218,634	$249,701	$190,799	$174,644	$168,238
Net income (loss)	$1,501	$23,230	$(5,038)	$11,778	$100,042
Net (loss) income attributable to common stockholders	$(1,600)	$18,897	$(7,803)	$7,875	$89,399
(Loss) earnings per share basic	$(0.02)	$0.27	$(0.12)	$0.14	$1.57
(Loss) earnings per share diluted	$(0.02)	$0.27	$(0.12)	$0.14	$1.56

Recurring EBITDA (1)	$105,850	$123,276	$94,882	$90,220	$83,580
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities(1) (6)	$57,572	$78,023	$37,473	$53,270	$43,282
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities excluding certain items(1) (6)	$69,192	$83,181	$58,452	$55,991	$48,935
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (6) per share - fully diluted	$0.75	$1.06	$0.54	$0.86	$0.72
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (6) per share excluding certain items - fully diluted	$0.91	$1.13	$0.85	$0.90	$0.81

BALANCE SHEETS
Total assets	$5,870,776	$5,904,706	$5,823,191	$4,562,886	$4,181,799
Total debt	$3,110,042	$3,102,993	$3,340,329	$2,362,450	$2,336,297
Total liabilities	$3,441,605	$3,429,743	$3,645,744	$2,591,903	$2,562,421

4th Quarter 2016 Supplemental Information     13          Sun Communities, Inc.

Debt Analysis
(amounts in thousands)

	Quarter Ended
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
DEBT OUTSTANDING
Lines of credit	$100,095	$57,737	$357,721	$58,065	$24,687
Mortgage loans payable	2,819,567	2,854,831	2,792,021	2,114,818	2,125,267
Preferred OP units - mandatorily redeemable	45,903	45,903	45,903	45,903	45,903
Secured borrowing (3)	144,477	144,522	144,684	143,664	140,440
Total debt	$3,110,042	$3,102,993	$3,340,329	$2,362,450	$2,336,297

% FIXED/FLOATING
Fixed	91.8%	93.1%	84.5%	90.7%	92.0%
Floating	8.2%	6.9%	15.5%	9.3%	8.0%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

WEIGHTED AVERAGE INTEREST RATES
Lines of credit	2.14%	1.93%	1.89%	1.87%	1.62%
Mortgage loans payable	4.24%	4.30%	4.38%	4.67%	4.65%
Preferred OP units - mandatorily redeemable	6.87%	6.87%	6.87%	6.87%	6.87%
Average before Secured borrowing	4.21%	4.29%	4.13%	4.64%	4.66%
Secured borrowing (3)	10.03%	10.06%	10.09%	10.12%	10.17%
Total average	4.48%	4.56%	4.39%	4.98%	4.99%

DEBT RATIOS
Net Debt/(T-12) Recurring EBITDA (1)	7.5	7.7	9.1	5.5	6.6

Net Debt/Enterprise Value	33.8%	32.8%	36.6%	27.7%	34.0%

Net Debt + Preferred Stock/Enterprise Value	35.2%	34.2%	38.0%	29.7%	36.1%

Net Debt/Gross Assets	45.0%	44.1%	49.0%	35.8%	45.6%

COVERAGE RATIOS
(T-12) Recurring EBITDA/ Interest (1)	3.2	3.1	3.1	3.0	3.1

(T-12) Recurring EBITDA/ Interest + Pref. Distributions + Pref. Stock Distribution (1)	2.9	2.9	2.8	2.7	2.6

MATURITIES/PRINCIPAL AMORTIZATION NEXT FIVE YEARS	2017	2018	2019	2020	2021
Lines of credit	$—	$2,889	$—	$97,455	$—
Mortgage loans payable:
Maturities	32,688	26,186	64,314	58,078	270,680
Weighted average rate of maturities	6.67%	6.22%	5.35%	3.39%	5.53%
Principal amortization	51,878	53,318	54,035	54,575	53,436
Preferred OP units - mandatorily redeemable	11,240	—	—	—	—
Secured borrowing (3)	5,645	6,186	6,727	7,341	7,888
Total	$101,451	$88,579	$125,076	$217,449	$332,004

4th Quarter 2016 Supplemental Information     14          Sun Communities, Inc.

Statements of Operations – Same Community
(amounts in thousands except for Other Information)

	Three Months Ended December 31,					Year Ended December 31,
	2016	2015		Change	% Change	2016	2015		Change	% Change
REVENUES:
Income from real property	$113,884	$107,224		$6,660	6.2%	$466,967	$440,202		$26,765	6.1%

PROPERTY OPERATING EXPENSES:
Payroll and benefits	8,809	8,944		(135)	(1.5)%	38,688	36,465		2,223	6.1%
Legal, taxes & insurance	1,224	1,412		(188)	(13.3)%	5,398	6,633		(1,235)	(18.6)%
Utilities	5,761	5,958		(197)	(3.3)%	26,161	25,674		487	1.9%
Supplies and repair	3,884	4,651	(8)	(767)	(16.5)%	16,617	17,154	(8)	(537)	(3.1)%
Other	3,283	2,333		950	40.7%	12,945	11,823		1,122	9.5%
Real estate taxes	7,936	7,880		56	0.7%	34,239	31,563		2,676	8.5%
Property operating expenses	30,897	31,178		(281)	(0.9)%	134,048	129,312		4,736	3.7%
NET OPERATING INCOME (NOI)(1)	$82,987	$76,046		$6,941	9.1%	$332,919	$310,890		$22,029	7.1%

	As of December 31,
	2016	2015		Change	% Change
OTHER INFORMATION
Number of properties	219	219		—

Overall occupancy (9)	96.6%	94.7%	(10)	1.9%

Sites available for development	6,542	5,906		636	10.8%

Monthly base rent per site - MH	$498	$482		$16	3.3%
Monthly base rent per site - RV (11)	$436	$423		$13	3.1%
Monthly base rent per site - Total	$489	$474		$15	3.2%

4th Quarter 2016 Supplemental Information     15          Sun Communities, Inc.

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended December 31,				Year Ended December 31,
	2016	2015	Change	% Change	2016	2015	Change	% Change
REVENUES:
Rental home revenue	$12,084	$11,756	$328	2.8%	$47,780	$46,236	$1,544	3.3%
Site rent included in Income from real property	15,436	15,512	(76)	(0.5)%	61,600	61,952	(352)	(0.6)%
Rental Program revenue	27,520	27,268	252	0.9%	109,380	108,188	1,192	1.1%

EXPENSES:
Commissions	532	775	(243)	(31.4)%	2,242	3,216	(974)	(30.3)%
Repairs and refurbishment	3,537	4,198	(661)	(15.8)%	12,825	12,326	499	4.1%
Taxes and insurance	1,556	973	583	59.9%	5,734	5,638	96	1.7%
Marketing and other	1,032	895	137	15.3%	3,493	3,776	(283)	(7.5)%
Rental Program operating and maintenance	6,657	6,841	(184)	(2.7)%	24,294	24,956	(662)	(2.7)%
NET OPERATING INCOME (NOI) (1)	$20,863	$20,427	$436	2.1%	$85,086	$83,232	$1,854	2.2%

Occupied rental home information as of December 31, 2016 and 2015:
Number of occupied rentals, end of period*					10,733	10,685	48	0.5%
Investment in occupied rental homes, end of period					$457,691	$448,837	$8,854	2.0%
Number of sold rental homes*					1,089	908	181	19.9%
Weighted average monthly rental rate, end of period*					$882	$858	$24	2.8%

4th Quarter 2016 Supplemental Information     16          Sun Communities, Inc.

Homes Sales Summary
(amounts in thousands except for *)

	Three Months Ended December 31,				Year Ended December 31,
	2016	2015	Change	% Change	2016	2015	Change	% Change
New home sales	$10,505	$7,318	$3,187	43.6%	$30,977	$22,208	$8,769	39.5%
Pre-owned home sales	18,015	17,851	164	0.9%	79,530	57,520	22,010	38.3%
Revenue from home sales	28,520	25,169	3,351	13.3%	110,507	79,728	30,779	38.6%

New home cost of sales	9,289	6,272	3,017	48.1%	26,802	18,620	8,182	43.9%
Pre-owned home cost of sales	12,328	13,024	(696)	(5.3)%	53,618	40,321	13,297	33.0%
Cost of home sales	21,617	19,296	2,321	12.0%	80,420	58,941	21,479	36.4%

NOI / Gross Profit (1)	$6,903	$5,873	$1,030	17.5%	$30,087	$20,787	$9,300	44.7%

Gross profit – new homes	$1,216	$1,046	$170	16.3%	$4,175	$3,588	$587	16.4%
Gross margin % – new homes	11.6%	14.3%	(2.7)%		13.5%	16.2%	(2.7)%
Average selling price – new homes*	$105,050	$89,242	$15,808	17.7%	$94,156	$81,346	$12,810	15.8%

Gross profit – pre-owned homes	$5,687	$4,827	$860	17.8%	$25,912	$17,199	$8,713	50.7%
Gross margin % – pre-owned homes	31.6%	27.0%	4.6%		32.6%	29.9%	2.7%
Average selling price – pre-owned homes*	$27,213	$27,211	$2	—%	$27,974	$26,027	$1,947	7.5%

Home sales volume:
New home sales*	100	82	18	22.0%	329	273	56	20.5%
Pre-owned home sales*	662	656	6	0.9%	2,843	2,210	633	28.6%
Total homes sold*	762	738	24	3.3%	3,172	2,483	689	27.8%

4th Quarter 2016 Supplemental Information     17          Sun Communities, Inc.

Acquisitions Summary - Properties Acquired in 2016 and 2015
(amounts in thousands except for statistical data)

	Three Months Ended December 31, 2016	Year Ended December 31, 2016
REVENUES:
Income from real property	$53,473	$153,950
PROPERTY AND OPERATING EXPENSES:
Payroll and benefits	7,363	18,056
Legal, taxes & insurance	330	543
Utilities	12,893	41,334
Supplies and repair	1,774	4,115
Other	2,596	9,417
Real estate taxes	4,248	10,067
Property operating expenses	29,204	83,532

NET OPERATING INCOME (NOI) (1)	$24,269	$70,418

		As of December 31, 2016
Other information:
Number of properties		122
Occupied sites (12)		24,359
Developed sites (12)		25,055
Occupancy % (12)		97.2%
Transient sites		8,703
Monthly base rent per site - MH		$596
Monthly base rent per site - RV (11)		$398
Monthly base rent per site - Total (11)		$509
Ancillary revenues, net (in thousands)		$2,992

Home sales:
Gross profit from home sales (in thousands)		$4,452
New homes sales		95
Pre-owned homes sales		306

Occupied rental home information:
Rental program NOI (1) (in thousands)		$540
Number of occupied rentals, end of period		292
Investment in occupied rental homes (in thousands)		$9,716
Weighted average monthly rental rate		$955

4th Quarter 2016 Supplemental Information     18          Sun Communities, Inc.

Property Summary
(includes MH and Annual/Seasonal RV’s)

COMMUNITIES	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
FLORIDA
Communities	121	121	121	61	61
Developed sites (12)	36,326	36,050	36,119	24,312	24,216
Occupied (12)	35,021	34,745	34,720	23,359	23,201
Occupancy % (12)	96.4%	96.4%	96.1%	96.1%	95.8%
Sites for development	1,465	1,259	1,259	823	823
MICHIGAN
Communities	67	67	66	66	65
Developed sites (12)	24,512	24,388	24,387	24,363	23,966
Occupied (12)	23,248	23,218	23,198	23,079	22,677
Occupancy % (12)	94.8%	95.2%	95.1%	94.7%	94.6%
Sites for development	2,589	2,628	2,248	2,105	2,105
TEXAS
Communities	21	21	21	17	16
Developed sites (12)	6,186	6,088	6,071	5,970	5,965
Occupied (12)	5,862	5,774	5,771	5,602	5,517
Occupancy % (12)	94.8%	94.8%	95.1%	93.8%	92.5%
Sites for development	1,474	1,455	1,347	1,347	1,347
CALIFORNIA
Communities	22	22	22	3	3
Developed sites (12)	4,862	4,863	4,864	198	198
Occupied (12)	4,793	4,792	4,796	192	192
Occupancy % (12)	98.6%	98.5%	98.6%	97.0%	97.0%
Sites for development	332	332	332	332	332
ARIZONA
Communities	11	11	11	10	10
Developed sites (12)	3,565	3,567	3,532	3,302	3,301
Occupied (12)	3,338	3,305	3,281	3,102	3,078
Occupancy % (12)	93.6%	92.7%	92.9%	93.9%	93.2%
Sites for development	358	358	358	393	393
ONTARIO, CANADA
Communities	15	15	15	—	—
Developed sites (12)	3,368	3,453	3,375	—	—
Occupied (12)	3,368	3,453	3,375	—	—
Occupancy % (12)	100.0%	100.0%	100.0%	—%	—%
Sites for development	1,599	2,029	2,029	—	—
INDIANA
Communities	11	11	11	11	11
Developed sites (12)	2,900	2,900	2,900	2,900	2,900
Occupied (12)	2,724	2,712	2,700	2,674	2,628
Occupancy % (12)	93.9%	93.5%	93.1%	92.2%	90.6%
Sites for development	316	316	316	363	363

4th Quarter 2016 Supplemental Information     19          Sun Communities, Inc.

Property Summary
(includes MH and Annual/Seasonal RV’s)

COMMUNITIES	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
OHIO
Communities	9	9	9	9	9
Developed sites (12)	2,715	2,719	2,718	2,700	2,703
Occupied (12)	2,595	2,602	2,616	2,585	2,560
Occupancy % (12)	95.6%	95.7%	96.2%	95.7%	94.7%
Sites for development	—	—	—	—	—
COLORADO
Communities	8	7	7	7	7
Developed sites (12)	2,335	2,335	2,335	2,335	2,335
Occupied (12)	2,325	2,323	2,320	2,319	2,315
Occupancy % (12)	99.6%	99.5%	99.4%	99.3%	99.1%
Sites for development	656	304	304	304	304
OTHER STATES
Communities	56	55	54	49	49
Developed sites (12)	14,313	14,415	14,337	13,683	13,657
Occupied (12)	13,919	13,991	13,912	13,237	13,142
Occupancy % (12)	97.3%	97.1%	97.0%	96.7%	96.2%
Sites for development	1,827	1,823	1,728	1,514	1,514
TOTAL - PORTFOLIO
Communities	341	339	337	233	231
Developed sites (12)	101,082	100,778	100,638	79,763	79,241
Occupied (12)	97,193	96,915	96,689	76,149	75,310
Occupancy % (12)	96.2%	96.2%	96.1%	95.5%	95.0%
Sites for development	10,616	10,504	9,921	7,181	7,181
% Communities age restricted	33.1%	33.3%	33.5%	26.2%	26.4%

TRANSIENT RV PORTFOLIO SUMMARY
Location
Florida	6,497	7,232	6,990	2,664	2,823
Ontario, Canada	1,500	1,485	1,657	—	—
Texas	1,407	1,446	1,455	799	414
Arizona	1,049	1,047	1,055	1,096	1,087
New Jersey	1,042	1,047	1,084	995	981
New York	830	484	483	489	499
Maine	555	556	571	575	604
California	513	478	518	296	296
Indiana	502	501	501	501	501
Michigan	204	203	126	150	160
Ohio	198	194	195	213	210
Other States	1,997	1,801	1,864	2,099	2,092
Total transient RV sites	16,294	16,474	16,499	9,877	9,667

4th Quarter 2016 Supplemental Information     20          Sun Communities, Inc.

Capital Improvements, Development, and Acquisitions
(amounts in thousands except for *)

	Recurring
	Capital	Recurring
	Expenditures	Capital	Lot		Expansion &	Revenue
	Average/Site*	Expenditures (13)	Modifications (14)	Acquisitions (15)	Development (16)	Producing (17)
2016	$211	$17,613	$19,040	$1,822,564	$47,958	$2,631
2015	$230	$20,344	$13,961	$1,214,482	$28,660	$4,497
2014	$227	$18,077	$9,414	$785,624	$22,196	$1,454

4th Quarter 2016 Supplemental Information     21          Sun Communities, Inc.

Operating Statistics for Manufactured Homes and Annual/Seasonal RV’s

	Resident	Net Leased	New Home	Pre-owned	Brokered
MARKETS	Move-outs	Sites (18)	Sales	Home Sales	Re-sales
Michigan	439	310	9	1,231	152
Florida	358	662	186	338	987
Texas	180	249	14	377	49
Indiana	54	96	—	213	9
Ohio	100	36	1	102	6
Arizona	49	127	40	28	133
Colorado	12	12	16	204	46
Other states and Ontario, Canada	530	194	63	350	273
Year Ended December 31, 2016	1,722	1,686	329	2,843	1,655

	Resident	Net Leased	New Home	Pre-owned	Brokered
TOTAL FOR YEAR ENDED	Move-outs	Sites (18)	Sales	Home Sales	Re-sales
2015	1,344	1,905	273	2,210	1,244
2014	1,504	1,890	113	1,853	618

	Resident	Resident
PERCENTAGE TRENDS	Move-outs	Re-sales
2016	2.0%	6.1%
2015	2.0%	5.9%
2014	2.6%	5.0%

4th Quarter 2016 Supplemental Information     22          Sun Communities, Inc.

Footnotes and Definitions

(1)
Investors in and analysts following the real estate industry utilize funds from operations (FFO), net operating income (NOI), and recurring earnings before interest, tax, depreciation and amortization (Recurring EBITDA) as supplemental performance measures. We believe FFO, NOI, and Recurring EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. Recurring EBITDA, a metric calculated as EBITDA exclusive of certain nonrecurring items, provides a further tool to evaluate ability to incur and service debt and to fund dividends and other cash needs. Additionally, FFO, NOI, and Recurring EBITDA are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

FFO is defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period over period, reflects the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not readily apparent from net income (loss). Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. FFO is computed in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. The Company also uses FFO excluding certain items, which excludes certain gain and loss items that management considers unrelated to the operational and financial performance of our core business. We believe that this provides investors with another financial measure of our operating performance that is more comparable when evaluating period over period results.

Because FFO excludes significant economic components of net income (loss) including depreciation and amortization, FFO should be used as an adjunct to net income (loss) and not as an alternative to net income (loss). The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income (loss) as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure that, when combined with measures computed in accordance with GAAP such as net income (loss), cash flow from operating activities, investing activities and financing activities, provide investors with an indication of our ability to service debt and to fund acquisitions and other expenditures. Other REITs may use different methods for calculating FFO, accordingly, our FFO may not be comparable to other REITs.

NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income (loss) is the most directly comparable GAAP measurement to NOI. Because of the inclusion of items such as interest, depreciation, and amortization, the use of net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant

4th Quarter 2016 Supplemental Information     23          Sun Communities, Inc.

costs, therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

EBITDA is defined as NOI plus other income, plus (minus) equity earnings (loss) from affiliates, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations. The Company believes that net income (loss) is the most directly comparable GAAP measurement to EBITDA.

(2) The consideration amounts presented with respect to acquired communities represent the economic transaction and do not contemplate the fair value purchase accounting required by GAAP.

(3) This is a transferred asset transaction which has been classified as collateralized receivables and the cash received from this transaction has been classified as a secured borrowing. The interest income and interest expense accrue at the same rate/amount.

(4) Other expenses, net on the Consolidated Statements of Operations is comprised of: foreign currency exchange $5.0 million; hurricane related costs $1.2 million; and contingent liability re-measurement $0.2 million; partially offset by gain on acquisition of property $0.5 million.

(5) These costs represent the first year expenses incurred to bring acquired properties up to the Company's operating standards, including items such as tree trimming and painting costs that do not meet the Company's capitalization policy. As these costs have become more significant in connection with the size of our acquisitions, they are included as an adjustment to FFO for the year ended December 31, 2016. The Company incurred $1.1 million and $2.8 million of these first year expenses for the three months and year ended December 31, 2015, and had a similar adjustment been made, FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities per share excluding certain items would have been $0.83 and $3.68 for the three months and year ended December 31, 2015.

(6) The effect of certain anti-dilutive convertible securities is excluded from these items.

(7) The renter's monthly payment includes the site rent and an amount attributable to the leasing of the home. The site rent is reflected in Real Property NOI. For purposes of management analysis, the site rent is included in the Rental Program revenue to evaluate the incremental revenue gains associated with implementation of the Rental Program, and to assess the overall growth and performance of the Rental Program and financial impact on our operations.

(8) Three months and year ended December 31, 2015 excludes $1.1 million and $2.8 million of first year expenses for properties acquired in late 2014 and 2015 incurred to bring the properties up to Sun's operating standards. These costs did not meet the Company's capitalization policy.

(9) Includes manufactured housing (MH) and annual/seasonal recreational vehicle (RV) sites, and excludes transient RV sites and recently completed but vacant expansion sites.

(10) Occupancy reflects current year gains from expansion sites and the conversion of transient RV guests to annual/seasonal RV contracts as vacant in 2015.

(11) Monthly base rent per site pertains to annual/seasonal RV sites and excludes transient RV sites.

(12) Includes MH and annual/seasonal RV sites, and excludes transient RV sites.

(13) Includes capital expenditures necessary to maintain asset quality, including purchasing and replacing assets used to operate the community. These capital expenditures include items such as: major road, driveway, and pool improvements; clubhouse renovations; adding or replacing street lights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. The minimum capitalized amount is five hundred dollars.

(14) Includes capital expenditures which improve the asset quality of the community. These costs are incurred when an existing older home moves out, and the site is prepared for a new home, more often than not, a multi-sectional home. These activities which are mandated by strict manufacturer’s installation requirements and state building code include items such as new foundations, driveways, and utility upgrades.

4th Quarter 2016 Supplemental Information     24          Sun Communities, Inc.

(15) Acquisitions represent the purchase price of existing operating communities and land parcels to develop expansions or new communities. Acquisitions also include deferred maintenance identified during due diligence and those capital improvements necessary to bring the community up to the Company’s standards. These include items such as: upgrading clubhouses; landscaping; new street light systems; new mail delivery systems; pool renovation including larger decks, heaters, and furniture; new maintenance facilities; and new signage including main signs and internal road signs. These are considered acquisition costs and although identified during due diligence, they sometimes require up to twelve months after closing to complete.

(16) Expansion and development costs consist primarily of construction costs and costs necessary to complete home site improvements.

(17)
Capital costs related to revenue generating activities, consisting primarily of garages, sheds, and sub-metering of water, sewer and electricity. Revenue generating attractions at our RV resorts are also included here and, occasionally, a special capital project requested by residents and accompanied by an extra rental increase will be classified as revenue producing.

(18) Net leased sites do not include occupied sites acquired in that year.

Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.

4th Quarter 2016 Supplemental Information     25          Sun Communities, Inc.